Exhibit 10.6 -	Amendment to Employment Agreement Between The First of Long Island Corporation and Joseph G. Perri Dated January 1, 2005

[THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

January 1, 2005

Mr. Joseph G. Perri
The First National Bank of Long Island
10 Glen Head Road
Glen Head, New York 11545

Re:	Letter Employment Agreement dated January 1, 2002 (the “Agreement”)

Dear Mr. Perri:

        This will serve to confirm that we have agreed to the amendment of the captioned Agreement by the addition of the following Section 11 thereto:

        “11. NON-SOLICITATION; CONFIDENTIALITY.

        11.1 In consideration of the agreement by FLIC to make a Termination Payment to you under the circumstances described in Section “4” hereof, and regardless of whether you shall actually become entitled to receive a Termination Payment, you agree that, for a period of two (2) years after the termination of your employment by FLIC, you will not (i) on behalf of any banking organization or lender doing business in New York City or in the Counties of Nassau or Suffolk, directly or indirectly solicit the business of any person or entity which shall be a customer of the Bank on the date of such termination or facilitate or assist in the development of any business relationship between any such banking organization or lender and any such customer or (ii) either directly or on behalf of any such banking organization or lender, employ, retain, or solicit the employment or retention of, any person who shall be an employee of the Bank on the date of such termination.

        11.2 You agree, without limitation as to time, to keep secret and retain in confidence all confidential matters of FLIC and the Bank, whether developed by FLIC, the Bank or you, including, without limitation, “know-how,” trade secrets, customer lists, pricing policies, and operational methods, and not to disclose them to anyone outside of FLIC or the Bank except in the course of performing your duties hereunder or with the express written consent of FLIC.

        11.3 If a court of competent jurisdiction determines that any covenant contained herein is unreasonable because of its term or territorial scope, or for any other reason, we agree that such court may reform the condition of such covenant so that it is reasonable under the circumstances and this covenant, as reformed, shall be enforceable.”

        Please confirm that the foregoing accurately sets forth our understanding by signing and returning the enclosed copy of this letter. The Agreement will thereupon be deemed amended in the foregoing respects.

Very truly yours, THE FIRST OF LONG ISLAND CORPORATION By: /s/ Michael N. Vittorio —————————————— Michael N. Vittorio, President

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ACCEPTED AND AGREED:

/s/ Joseph G. Perri
——————————————
JOSEPH G. PERRI

Enclosure

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